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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 8, 1998
                                                        ---------------

                            MAGNAVISION CORPORATION
            (exact name of registrant as specified in its charter)

        DELAWARE,                        33-9030                 22-2741313
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation                File Number)           Identification No.)

                     1725 ROUTE 35, WALL NEW JERSEY 07719
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                   (Address of principal executive offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (732) 449-1200

        (Former name or former address, if changed since last report.)
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 Item 5. Other Events.
         -------------
 Item 6. Resignations of Registrant's Directors.
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         On January 8, 1998, Nicholas Mastrorilli, Sr., Chairman and Chief
Executive Officer, submitted his resignation as an officer, director and employee of the Registrant and its subsidiaries. Mr. Mastrorilli indicated that such resignation related to the pursuit of other opportunities and to the fulfillment of fiduciary responsibilities to shareholders of another entity. Such resignation did not involve any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

         The Board of Directors accepted such resignation on such date on the terms offered and elected Robert E. Hoffman to the position of Chairman, President and Chief Executive Officer of the Registrant and its subsidiaries. Mr. Hoffman is the former President of Comband Technologies, Inc., a leading supplier of systems, equipment and services to the wireless cable television industry. Mr. Hoffman assumed such positions effective immediately under interim employment terms which are scheduled to continue through April 30, 1998 at which time the Registrant has the right to continue such employment upon terms to be negotiated.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

                                                 MAGNAVISION CORPORATION
                                                 -----------------------
                                                      (Registrant)


DATE:  January 23, 1998
                                                 /s/ JEFFREY HAERTLEIN
                                                 -------------------------------
                                                     JEFFREY HAERTLEIN
                                                     Principal Financial and
                                                     Accounting Officer